SMITH BARNEY WORLD FUNDS, INC.

                              ARTICLES OF AMENDMENT

      Smith Barney World Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The name and designation of all of the issued and unissued Class L shares of each of the Global Government Bond Portfolio and the International All Cap Growth Portfolio series of capital stock of the Corporation is hereby changed to Class C shares of such series or Portfolio.

      SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

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      IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and Chief Executive Officer and witnessed by its Assistant Secretary on the 29 day of April, 2004.


WITNESS:                               SMITH BARNEY WORLD FUNDS, INC.


By: /s/ Thomas C. Mandia               By: /s/ R. Jay Gerken
    ---------------------------            -----------------------------------
    Thomas C. Mandia                       R. Jay Gerken
    Assistant Secretary                    President and Chief Executive Officer


      THE UNDERSIGNED, President and Chief Executive Officer of Smith Barney World Funds, Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                       /s/ R. Jay Gerken
                                       -------------------------------------
                                       R. Jay Gerken
                                       President and Chief Executive Officer


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